EXHIBIT 99.1

Investor Contact:
William Nettles — Director
Corporate Development & IR
Tel: 408-232-7979
Email: ir@verifone.com
Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com
VeriFone Reports
Second Quarter Fiscal 2007 Results
Revenues of $217 million grew 53% due
to Lipman acquisition and resurgent North American Growth
Record EBITDA, as adjusted, margins of 26.3%
EPS, as adjusted, increases 50% to 39 cents

SAN JOSE, CA — May 29, 2007 — VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended April 30, 2007.
     Net revenues, for the three months ended April 30, 2007, were $217.2 million, 53% higher than the net revenues of $142.2 million for the comparable period of 2006. VeriFone’s International business increased 97% and VeriFone’s North America business increased 19%. The significant increase in sales was driven largely by the acquisition of Lipman, which closed November 1, 2006.
     Subsequent to the end of the quarter, management determined that booked orders of approximately $4 million could not be recognized as revenue due to incomplete sales administration requirements in our international operations. These orders were largely sourced from VeriFone’s new Israeli and Turkish facilities and all were headed to high growth markets in Asia, Eastern Europe and Africa. The Company is confident that the shortcomings in applying these field processes have now been remedied. All of this revenue has now been fully recognized and is reflected in guidance for the third quarter.
     Gross margins, excluding non-cash acquisition related charges and stock-based compensation expense, expanded to a record 48.1%, for the three months ended April 30, 2007, compared to 45.7% for the comparable period of 2006. GAAP gross margins for the three months ended April 30, 2007, were 41.5%, compared to 44.6% for the three months ended April 30, 2006, as a result of increased amortization of purchased technology assets, the step-up in inventory and stock-based compensation.
     GAAP operating expenses for the three months ended April 30, 2007, were $72.9 million compared to $37.8 million for the comparable period of 2006. In addition to the effect of the Lipman acquisition and related integration expenses, the Company incurred higher non-cash stock compensation expenses and amortization of purchased intangible assets. Stock based compensation for the three months ended April 30, 2007 was $9.8 million compared to $1.0 million for the comparable period of 2006. This increase was primarily due to the acceleration of the vesting of options of Lipman executives, the increase in the number of option holders following the Lipman acquisition and the grant of performance-based restricted stock units to the Company’s Chief Executive Officer. Amortization of purchased intangible assets for the three months ended April 30, 2007 was $6.1 million compared to $1.2 million for the comparable period of 2006, primarily due to the Lipman acquisition.
     EBITDA, as adjusted, margins for the three months ended April 30, 2007, expanded for the eleventh consecutive quarter and reached a record level of 26.3%, compared to the 21.6% recorded in the three months ended April 30, 2006.
     GAAP EPS for the three months ended April 30, 2007, was $0.06 per diluted share, compared to $0.22 per diluted share, for the comparable period of fiscal 2006, due to acquisition related non-cash charges, higher stock-based compensation expense primarily related to the Lipman acquisition and to a significantly higher GAAP tax rate driven by an increase in the valuation allowance related to Lipman. Net income, as adjusted, which excludes non-cash acquisition related charges and debt issuance costs, as well as non-cash stock-based compensation expense and Lipman integration costs, for the three months ended April 30, 2007, increased 50% to $0.39 per diluted share, compared to $0.26 per diluted share, for the three months ended April 30, 2006.
     “I am pleased to report on another very successful quarter for VeriFone as we once again achieved record profitability,” said Douglas G. Bergeron, Chairman and Chief Executive Officer. “During the quarter, our record margins drove our robust EPS growth, and also resulted in strong cash flow,” continued Bergeron. “We were especially pleased with our continuing success of our wireless products and were delighted with the resurgence of our North American business which grew sequentially 8 percent from the previous quarter.”
     “Based on these results and the $4 million of revenue which has been recognized in the third quarter, we are increasing our third quarter internal expectations for net revenue to $225 - $227 million and increasing our guidance for net income, as adjusted, per share to a range of $0.39 - $0.40. We remain confident of our prospects for the remainder of fiscal 2007.”
Second Quarter Highlights

•	In the UK, VeriFone had continued success with the Tesco contract, where the VeriFone Secura outdoor payment system is enabling easy integration with ECRs, pumps and a range of unattended devices in a Wincor Nixdorf-led project.

•	In Mexico, VeriFone completed a successful pilot with American Express for its Vx 670 Pay at the Table solution and looks forward to demand creation from the related American Express advertising campaign.

•	VeriFone announced wins at Ahold Group members Stop & Shop and Giant-Landover food stores. These organizations have embraced a strategy to install MX870’s in all new and remodeled stores as well as to replace legacy products over time. In addition, VeriFone also announced other significant wins including Wegman’s Food Markets, a high end supermarket in the northeast US region, which began its rollout of the MX870 with RFID to replace a competitive product; and Brookshires Grocery, a Texas based supermarket chain, which passed the Texas WIC certification and began a chain wide rollout with the MX870.
Note: The Company’s second quarter results reflect the November 1, 2006 acquisition of Lipman and, because of the integration of Lipman’s products and distribution channels as well as the lack of comparable quarter ends of VeriFone and Lipman, are compared to pre-acquisition results of prior fiscal periods.
Financial Measures
     Reconciliations for the non-GAAP measures presented in this press release are provided at the end of this press release. Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.
Conference Call
     The management of VeriFone will host a conference call, which will be simultaneously webcast, on May 29, 2007, at 1:30 p.m. (PST) to discuss VeriFone’s second quarter results. Management may also provide forward looking guidance on this call. To access the live conference call, the dial-in numbers are as follows:
     Domestic callers: [800-510-9661]
     International callers: [617-614-3452]

     Passcode: [16987138]
     To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until June 5, 2007.
     A replay of the conference call, which can be accessed by dialing toll-free [888-286-8010], and outside the U.S. [617-801-6888], will be available until June 5, 2007. The access code for the replay is [34567432].
-ends-
About VeriFone Holdings, Inc. (www.verifone.com)
VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2007	2006	Change	2007	2006	Change
	(unaudited)
Net revenues:
System Solutions	$191,800	$128,136	50%	$381,029	$246,821	54%
Services	25,413	14,054	81	52,810	29,999	76

Total net revenues	217,213	142,190	53	433,839	276,820	57
Cost of net revenues:
System Solutions	104,548	70,346	49	217,591	135,868	60
Amortization of purchased core and developed technology asset	9,562	1,419	nm	19,168	3,012	nm

Total cost of System Solutions net revenues	114,110	71,765	59	236,759	138,880	70
Services	12,903	7,026	84	25,500	14,939	71

Total cost of net revenues	127,013	78,791	61	262,259	153,819	70

Gross profit	90,200	63,399	42	171,580	123,001	39
Operating expenses:
Research and development	16,238	12,221	33	33,044	23,628	40
Sales and marketing	23,323	14,404	62	45,846	28,605	60
General and administrative	27,181	9,993	172	45,586	19,691	132
Amortization of purchased intangible assets	6,061	1,159	nm	11,389	2,318	nm
In-process research and development	110	—	nm	6,640	—	nm

Total operating expenses	72,913	37,777	93	142,505	74,242	92

Operating income	17,287	25,622	-33	29,075	48,759	-40
Interest expense	(9,595)	(3,197)	200	(19,351)	(6,476)	199
Interest income	1,553	927	68	2,525	1,614	56
Other income and expense, net	106	65	63	(31)	266	-112

Income before income taxes	9,351	23,417	-60	12,218	44,163	-72
Provision for income taxes	4,492	8,381	-46	8,343	15,333	-46

Net income	$4,859	$15,036	-68%	$3,875	$28,830	-87%

Net income per share:
Basic	$0.06	$0.23		$0.05	$0.44

Diluted	$0.06	$0.22		$0.05	$0.42

Weighted-average shares used in computing net income per common share:
Basic	81,705	65,799		81,343	65,751

Diluted	84,180	68,959		83,861	68,887

ADDITIONAL CONSOLIDATED STATEMENTS OF OPERATIONS DISCLOSURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(unaudited)
GAAP net revenue	$217,213	$142,190	$433,839	$276,820

Gross profit as reported	90,200	63,399	171,580	123,001
Amortization of purchased core and developed technology assets	9,562	1,419	19,168	3,012
Amortization of step-up in inventory on acquisition	3,429	—	13,732	—
Stock-based compensation	1,191	162	1,964	315

Gross profit excluding amortization of purchased core and developed technology assets, other non-cash acquisition cost and stock-based compensation	$104,382	$64,980	$206,444	$126,328

As a percentage of net revenues:
Gross profit as reported	41.5%	44.6%	39.5%	44.4%

Gross profit excluding amortization of purchased core and developed technology assets and stock-based compensation	48.1%	45.7%	47.6%	45.6%

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(unaudited)
Stock-based compensation included above:
Cost of net revenues — System Solutions	$1,191	$162	$1,964	$315
Research and development	1,887	210	3,036	390
Sales and marketing	2,004	409	3,495	740
General and administrative	5,919	408	9,982	667

	$11,001	$1,189	$18,477	$2,112

(1)	“nm” means not meaningful

(2)	Management uses gross profit excluding non-cash acquisition related charges and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 30,	October 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$175,760	$86,564
Accounts receivable, net of allowances of $3,747 and $2,364	168,375	119,839
Inventories	125,390	86,631
Other current assets	48,017	26,210

Total current assets	517,542	319,244

Property, plant and equipment	36,236	7,300
Purchased intangible assets, net	199,517	16,544
Goodwill	549,073	52,689
Other assets	74,733	57,168

Total assets	$1,377,101	$452,945

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$72,566	$66,685
Income taxes payable	4,573	5,951
Deferred revenue, net	36,175	23,567
Other current liabilities	93,017	54,480
Current portion of long-term debt	5,416	1,985

Total current liabilities	211,747	152,668

Deferred revenue	9,807	7,371
Long-term debt, less current portion	494,036	190,904
Other long-term liabilities	82,697	3,261

Minority interest	5,632	—

Total stockholders’ equity	573,182	98,741

Total liabilities and stockholders’ equity	$1,377,101	$452,945

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	April 30,
	2007	2006
	(Unaudited)
Cash flows from operating activities
Net income	$3,875	$28,830
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	30,557	5,330
Depreciation and amortization of property, plant and equipment	3,765	1,651
Amortization of capitalized software	570	598
In-process research and development	6,640	—
Amortization of interest rate caps	—	139
Amortization of debt issuance costs	660	539
Stock-based compensation	18,477	2,112
Minority interest	26	—
Other	9	(81)

Net cash provided by operating activities before changes in working capital	64,579	39,118
Changes in operating assets and liabilities:
Accounts receivable, net	(13,135)	(19,639)
Inventories	24,477	(14,450)
Deferred tax assets	(559)	(1,871)
Prepaid expenses and other current assets	(18,803)	(607)
Other assets	527	42
Accounts payable	(9,597)	17,096
Income taxes payable	1,800	4,593
Tax benefit from stock-based compensation	(4,681)	(1,374)
Accrued compensation	(2,541)	(621)
Accrued warranty	(1,199)	(674)
Deferred revenue	5,532	5,133
Deferred tax liabilities	5,170	—
Accrued expenses and other liabilities	(2,610)	(2,083)

Net cash provided by operating activities	48,960	24,663

Cash flows from investing activities
Software development costs capitalized	(2,923)	(1,078)
Purchase of property, plant and equipment	(12,479)	(2,161)
Purchase of other assets	—	(1,114)
Purchases of marketable securities	—	(102,508)
Sales and maturities of marketable securities	—	106,625
Acquisition of business, net of cash and cash equivalents acquired	(274,270)	—

Net cash used in investing activities	(289,672)	(236)

Cash flows from financing activities
Proceeds from long-term debt, net of costs	304,950	—
Repayment of long-term debt	—	(925)
Repayments of capital leases	(4)	(106)
Tax benefit of stock-based compensation	4,681	1,374
Proceeds from exercises of stock options and other	18,570	593

Net cash provided by financing activities	328,197	936
Effect of foreign currency exchange rate changes on cash	1,711	790

Net increase in cash and cash equivalents	89,196	26,153
Cash and cash equivalents, beginning of period	86,564	65,065

Cash and cash equivalents, end of period	$175,760	$91,218

Supplemental disclosures of cash flow information
Cash paid for interest	$18,047	$5,875

Cash paid for taxes	$13,381	$13,289

Supplemental schedule of non-cash transactions:
Issuance of common stock and stock options for business acquisition	$430,318	$—

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2007	2006	Change	2007	2006	Change
GAAP net income	$4,859	$15,036	-68%	$3,875	$28,830	-87%
Provision for income taxes	4,492	8,381	-46	8,343	15,333	-46

Income before income taxes	9,351	23,417	-60	12,218	44,163	-72
Interest expense excluding acquisition related charges	9,057	3,197	183	18,534	6,476	186
Interest income	(1,553)	(927)	68	(2,525)	(1,614)	56
Depreciation and amortization of equipment and improvements	1,693	877	93	3,765	1,651	128
Amortization of capitalized software	275	323	-15	570	598	-5
Amortization of purchased intangible assets	15,623	2,578	nm	30,557	5,330	nm
Amortization of step-down in deferred revenue on acquisition	922	121	nm	2,436	323	nm
Amortization of step-up in inventory on acquisition	3,429	—	nm	13,732	—	nm
In-process research and development	110	—	nm	6,640	—	nm
Stock-based compensation	11,001	1,189	nm	18,477	2,112	nm
Acquisition related charges and restructuring costs	7,162	—	nm	8,235	—	nm

EBITDA as adjusted	$57,070	$30,775	85%	$112,639	$59,039	91%

% of revenue	26.3%	21.6%	21	26.0%	21.3%	22

GAAP net income	$4,859	$15,036	-68%	$3,875	$28,830	-87%

Amortization of purchased intangible assets	15,623	2,578	nm	30,557	5,330	nm
Amortization of step-down in deferred revenue on acquisition	922	121	nm	2,436	323	nm
Amortization of step-up in inventory on acquisition	3,429	—	nm	13,732	—	nm
In-process research and development	110	—	nm	6,640	—	nm
Stock-based compensation	11,001	1,189	nm	18,477	2,112	nm
Amortization of debt issuance costs	332	273	22	660	539	22
Acquisition related charges and restructuring costs	7,162	—	nm	8,235	—	nm

Total adjustments	38,579	4,161	nm	80,737	8,304	nm

Tax effect of adjustments	10,802	1,332	nm	22,606	2,657	nm
Estimated long term tax rate	28.0%	32.0%	nm	28.0%	32.0%	nm

	27,777	2,829	nm	58,131	5,647	nm

Valuation allowance on IPR&D	—	—	nm	1,782	—	nm

Adjustments after tax	27,777	2,829	nm	59,913	5,647	nm

Net Income as Adjusted	$32,636	$17,865	83%	$63,788	$34,477	85%

% of net revenue	15.0%	12.6%	20%	14.7%	12.5%	18%

Net Income as Adjusted per diluted share	$0.39	$0.26	50%	$0.76	$0.50	52%

Weighted-average shares used in computing diluted net income as adjusted per common share	84,180	68,959		83,861	68,887

(1)	“nm” means not meaningful

(2)	Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(3)	The tax effect of in-process research and development is treated as a discrete item resulting in an increase in the non-cash valuation allowance and tax rate for the six month ending April 30, 2007.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2007	2006	Change	2007	2006	Change
North America	$96,040	$80,466	19%	$185,110	$157,641	17%
Latin America	41,497	26,529	56	82,168	50,445	63
Europe	68,975	26,151	164	140,383	49,200	185
Asia	11,623	9,165	27	28,614	19,857	44
Corporate	(922)	(121)	nm	(2,436)	(323)	nm

	$217,213	$142,190	53%	$433,839	$276,820	57%

VERIFONE HOLDINGS, INC.
RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE AND NET INCOME
(In $ million, except per share data; unaudited)

	Three months ending July 31, 2007
	Non-GAAP			GAAP
	Range of Estimates			Range of Estimates
	From	To	Adjustments	From	To

Net income	$32.6	$33.4	($19.4)[a]	$13.2	$14.0

Net income per share — diluted	$0.39	$0.40		$0.16	$0.17

Shares used to compute net income per share (millions)	84.4	84.4		84.4	84.4

[a] Reflects estimated adjustments as follows:		Before Tax	After Tax
			@28%

(i)	Amortization of purchased intangible assets	$15.4	$11.1
(ii)	Stock-based compensation	7.5	5.4
(iii)	Acquisition related charges	3.0	2.2
(iv)	Amortization of step-down in deferred revenue	0.7	0.5
(v)	Amortization of debt issuance costs	0.3	0.2

	Total adjustments	$26.9	$19.4